Exhibit 10.12
ALLIANCE BANKSHARES CORPORATION
2007 INCENTIVE STOCK PLAN
FORM OF
STOCK OPTION AGREEMENT
     THIS STOCK OPTION AGREEMENT (the “Agreement”) evidences the grant of a stock option (“Option”) under the Alliance Bankshares Corporation 2007 Incentive Stock Plan (the “Plan”) on the Grant Date shown on Schedule I to {NAME} (the “Grantee”), who is an Employee, Non-Employee Director or Non-Employee Service Provider of Alliance Bankshares Corporation, a Virginia corporation (“Alliance”) and/or its Subsidiaries. This Agreement also describes the terms and conditions of the Option evidenced by this Agreement.
1. Grant of Option.
     In consideration of the services rendered to Alliance and/or its Subsidiaries by the Grantee as an Employee, Non-Employee Director or Non-Employee Service Provider, Alliance hereby grants to the Grantee as of the Grant Date shown on Schedule I, an Option of the type shown on Schedule I, to purchase all or any part of the number of shares of stock of Alliance, $4.00 par value per share (“Stock”) listed on Schedule I, at the price per share stated on Schedule I, which is the fair market value of a share of the Stock as of the Grant Date as determined in good faith by the 2007 Incentive Stock Plan Committee (“Committee”), pursuant to the provisions of the Plan. The Option shall vest and become exercisable in accordance with the vesting schedule set forth on Schedule I provided the Grantee remains in Company Service through any such vesting date. The shares of Stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the “Option Shares”. This Option is granted pursuant to the Plan and is subject to the terms thereof.
2. Termination of Option.
     (a) Unless terminated earlier pursuant to the other provisions of this Agreement, the Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall expire and become null and void on the Expiration Date stated on Schedule I or, if earlier, after the expiration of ten (10) years from the Grant Date (the “Option Term”); provided, however, that the provisions of Section 6.4 of the Plan shall also apply if the Option is a Non-Qualified Stock Option.
     (b) Upon the occurrence of the Grantee’s cessation of Company Service, the Option, to the extent not previously exercised, shall terminate and become null and void (i) immediately if such cessation of Company Service was for “Cause” (as defined in paragraph 2(e) below); (ii) twelve (12) months after cessation of Company Service due to the Grantee’s death or disability within the meaning of Section 22(e)(3) of the Internal Revenue Code (“Disability”); or (ii) three (3) months following the Grantee’s cessation of Company Service for any other reason.
     (c) In no event shall the date the Option is terminated extend beyond the Option Term.
     (d) In the event of the death of the Grantee, the Option may be exercised by the Grantee’s legal representative(s), but only to the extent that the Option would otherwise have been exercisable by the Grantee as of the date of his or her death.

     (e) For purposes of this Agreement, the term “Cause” shall mean (i) any act of malfeasance or wrongdoing committed by the Grantee affecting Alliance and/or its Subsidiaries, (ii) any breach by Grantee of a covenant not to compete, consulting contract or employment contract, with Alliance and/or its Subsidiaries, (iii) any act of disloyalty against Alliance and/or its Subsidiaries, (iv) any conduct, including but not limited to conviction of a misdemeanor or felony, clearly tending to bring discredit upon Alliance and/or its Subsidiaries, or (v) the refusal or manifest inability of the Grantee to perform his or her duties and obligations with Alliance and/or its Subsidiaries. Whether “Cause” exists shall be determined by the Committee and such determination shall be final and binding on the Grantee.
     (f) For purposes of this Agreement, “Company Service” means service as an Employee, Non-Employee Director or Non-Employee Service Provider of Alliance and/or its Subsidiaries. Notwithstanding any contrary provision or implication herein, in determining cessation of Company Service for purposes hereof, transfers between the Company and/or any Subsidiary shall be disregarded and shall not be considered a cessation of Company Service, and changes in status between that of an Employee, a Non-Employee Director and/or Non-Employee Service Provider shall be disregarded and shall not be considered a cessation of Company Service.
3. Exercise of Option.
     (a) The Grantee may exercise the Option upon tender to the Secretary of Alliance of full payment of the Option Price, with respect to all or any part of the number of Option Shares then exercisable in accordance with the vesting schedule set forth in Schedule I, and a Notice of Exercise in the form of Schedule II to this Agreement. The Notice of Exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be no earlier than the date of the Secretary’s receipt of the Option Price and such Notice of Exercise.
     (b) Payment (in U.S. dollars) by the Grantee of the Option Price for the Option Shares purchased shall be made in cash, or, with the prior written consent of the Committee, in whole or in part through the surrender of previously acquired shares of Stock or shares that would otherwise be acquired upon exercise of the Option, at their fair market value on the exercise date. Payment of the Option Price may also be made in accordance with any broker-assisted cashless exercise procedures approved by Alliance and as in effect from time to time.
     On the exercise date specified in the Grantee’s notice or as soon thereafter as is practicable, Alliance shall cause the Option Shares then being purchased to be issued and a certificate or certificates for the Option Shares to be delivered to the Grantee. If at any time the Committee shall determine in its discretion, that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part nor may stock be delivered, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
4. Adjustment of and Changes in Stock of Alliance.
     The number and class of Option Shares covered by this Option, and the Option Price thereof, shall be proportionately, equitably and appropriately adjusted in such manner as the Committee shall determine in order to retain the economic value or opportunity to reflect any stock dividend, stock split, recapitalization, merger, consolidation, reorganization, reclassification, combination, exchange of shares or similar event in which the number or class of Stock is changed without the receipt or payment of consideration by Alliance.
5. Fair Market Value.
     As used herein, the “fair market value” of a share of Stock shall be determined by the Committee, in the same manner as is provided in the Plan.
6. No Stockholders Rights.
     Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of Alliance with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date of such exercise, except as provided in paragraph 4 of this Agreement.
7. Non-Transferability of Option.
     During the Grantee’s lifetime, the Option hereunder shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate, transfer, or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Option is terminated and it shall thereupon become null and void.
8. Company Service.
     Nothing under the Plan or in this Agreement shall confer upon the Grantee any right to continue Company Service or in any way affect any right of the Company to terminate the Grantee’s Company Service without prior notice at any time for any or no reason. If Grantee is an Employee, except as may otherwise be limited by a written agreement, the right of Alliance and/or its Subsidiaries to terminate at will at any time Grantee’s employment (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by Alliance and/or its Subsidiaries and acknowledged by the Grantee.
9. Amendment of Option.
     The Option may be amended by the Committee at any time (i) if the Committee determines, in its sole discretion, that amendment is necessary or advisable to bring the Plan and/or the Option into compliance with, or in light of, any addition to or change in the Internal Revenue Code or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which addition or change occurs after the Grant Date and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee.
10. Notice.
     Any notice to Alliance provided for in this instrument shall be addressed to it in care of its Secretary at its executive offices at 14200 Park Meadow Drive, Suite 200 South, Chantilly, Virginia 20151, and any notice to the Grantee shall be addressed to the Grantee at the current address shown either on the payroll records or other files of Alliance and/or its Subsidiaries. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.
11. Tax Withholding.
     Alliance and/or its Subsidiaries shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Stock) due Grantee the amount of any federal, state or local taxes required by law to be withheld as the result of the exercise of the Option or the disposition (as that term is defined in Section 424(c) of the Internal Revenue Code) of shares of Stock acquired pursuant to the exercise of the Option. In lieu of such deduction, the Committee may require Grantee to make a cash payment to Alliance or a Subsidiary equal to the amount required to be withheld. If Grantee does not make such payment when requested, Alliance may refuse to issue any Stock certificate under the Plan until arrangements satisfactory to the Committee for such payment have been made.
12. Notice of Disqualifying Disposition.
     If Grantee makes a disposition (as that term is defined in §424(c) of the Internal Revenue Code) of any shares of Stock acquired pursuant to the exercise of an Incentive Stock Option within two (2) years of the Grant Date or within one (1) year after the shares of Stock are transferred to Grantee upon exercise of the Option, Grantee shall notify the Committee of such disposition in writing within 10 days of disposition.
13. Gender.
     As used herein the masculine shall include the feminine as the circumstances may require.
14. Headings.
     The headings in the Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.
15. Incorporation of Plan by Reference.
     The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee, shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder. Defined terms in this Agreement shall have the same meaning as provided under the Plan, unless a different meaning is provided in this Agreement.
16. Governing Law.
     The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Virginia, except to the extent preempted by federal law, which shall to the extent govern.

     IN WITNESS WHEREOF, ALLIANCE has caused its duly authorized officers to execute and attest this Agreement, and the Grantee has placed his or her signature hereon.

ALLIANCE BANKSHARES CORPORATION	Attest:

By:
Secretary

ACCEPTED AND AGREED TO:

By:
Grantee

SCHEDULE I
ALLIANCE BANKSHARES CORPORATION
STOCK OPTION AGREEMENT
2007 INCENTIVE STOCK PLAN

Grantee:	{NAME}

Type of Option:

[Insert Incentive Stock Option (“ISO”) or Nonqualified Stock Option]

Grant Date:

Number and Class of Shares:

Option Price Per Share:

[If an ISO, insert a price which is at least 100% of the Fair Market Value, or for a 10% owner, at least 110%]

Expiration Date:

[Insert a date that is no later than the 10th anniversary of the Grant Date or, for an ISO granted to a 10% owner, the 5th such anniversary]
Vesting Schedule:
As long as Alliance Bank continues to be well-capitalized as that term is defined at Section 208.43(b) of the Rules and Regulations of the Board of Governors of the Federal Reserve System, 12 CFR Section 208.43(b) or any successor regulation thereto, and subject to earlier vesting upon a Change in Control (as defined in the Plan), the following will be the vesting schedule for the Option granted.
On the first anniversary of the Grant Date, 15% of the shares of stock subject to the Option (rounded down to the nearest whole share) will be first exercisable.
On the second anniversary of the Grant Date, an additional 20% of the shares of stock subject to the Option (rounded down to the nearest whole share) will be first exercisable.
On the third anniversary of the Grant Date, an additional 25% of the shares of stock subject to the Option (rounded down to the nearest whole share) will be first exercisable.
On the fourth anniversary of the Grant Date, the balance of the shares of stock subject to the Option will be first exercisable.
One hundred percent (100%) of the shares of Stock subject to the Option are immediately exercisable upon a Change in Control prior to the termination of the Option.

SCHEDULE II
NOTICE OF EXERCISE
ALLIANCE BANKSHARES CORPORATION
2007 INCENTIVE STOCK PLAN
STOCK OPTION AGREEMENT
Corporate Secretary
Alliance Bankshares Corporation
14200 Park Meadow Drive, Suite 200 South
Chantilly, Virginia 20151
Gentlemen:
               Effective                                         , 20___, (which is no earlier than the date this notice is delivered to the Secretary), I hereby exercise the [Insert Type]                                          Stock Option granted to me on                                         ,                     , by Alliance Bankshares Corporation (the “Corporation”), subject to all the terms and provisions thereof and of the Alliance Bankshares Corporation 2007 Incentive Stock Plan (the “Plan”), and notify you of my desire to purchase                      shares (the “Shares”) of Common Stock of the Corporation at a price of $                     per share pursuant to the exercise of said Option.
Total Amount Enclosed: $

Date:
(Grantee)

Received by Alliance Bankshares Corporation

On: , 20_____

By: